Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 19, 2014, with respect to the consolidated financial statements of Allegiance Bancshares, Inc. as of and for the year ended December 31, 2013, appearing in the Prospectus, which is a part of this Registration Statement. We further consent to the use of our name as it appears under the caption “Experts.”

/s/ Seidel Schroeder

Brenham, Texas

September 25, 2015